EXHIBIT 3.1

FOR IMMEDIATE RELEASE	CONTACT:
Tuesday May 25, 2010	John A. Ustaszewski Chief Financial Officer (740) 657-7000
AMENDED AND RESTATED
CODE OF REGULATIONS
OF
DCB FINANCIAL CORP
(Adopted July 8, 2003)
ARTICLE I
Offices
Section 1 — Principal Office. The principal office of the Company shall be at such place in the County of Delaware, Ohio, as may be designated from time to time by the Board of Directors.
Section 2 — Other Offices. The Corporation shall also have offices at such other places without, as well as within, the State of Ohio, as the Board of Directors may from time to time determine.
ARTICLE II
Meetings of Shareholders
Section 1 — Annual Meeting. The annual meeting of the shareholders of this Corporation for the purpose of fixing or changing the number of directors of the Corporation, electing directors and transacting such other business as may come before the meeting, shall he held at such time as may be fixed by the Board of Directors by resolution from time to time.
Section 2 — Specia1 Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, President, or a majority of the Board of Directors acting with or without a meeting, or by shareholders owning, in the aggregate, not less than fifty percent (50%) of the stock of the Corporation.
Section 3 — Place of Meetings. Meetings of shareholders shall be held at the main office of the Corporation unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notices thereof to so state.
Section 4 — Notice of Meetings. Unless waived, a written, printed, or typewritten notice of each annual or special meeting stating the day, hour, and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record (a) as of the day next preceding the day on which notice is given or (b) if a record date therefore is duly fixed, of record as of said dale. Notice of such meeting shall be mailed, postage prepaid, at least ten (10) days prior to the date thereof. If mailed, it shall be directed to a shareholder at his address as the name appears upon the records of the Corporation.

Section 5 — Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.
Section 6 — Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and a meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.
Section 7 — Proxies. Any shareholder of record who is entitled to attend a shareholders’ meeting, or to vote thereat or to assent or give consents in writing, shall be entitled to be represented at such meetings or to vote thereat or to assent or give consent in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged.
A telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder, or a photograph, photostatic facsimile or equivalent reproduction of a writing appointing a proxy or proxies shall be a sufficient writing.
No appointment of a proxy shall be valid after the expiration eleven (11) months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.
Section 8 — Business to be Conducted at Meeting. At any meeting of shareholders, the only business that shall be conducted is that which has been properly brought before the meeting. To be properly brought before a meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors, otherwise properly brought before the meeting by or at the direction of the directors or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by such shareholder, and (iv) any material interest of such shareholder in such business.
Notwithstanding anything in the Regulations of the Corporation to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 8.
The Chairman of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 8 in which event any such business not properly brought before the meeting shall not be acted upon.

Section 9 — Voting. At any meeting of the shareholders, each shareholder of the Corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Regulations, be entitled to one (1) vote in person or by proxy for each share of the corporation registered in his name on the books of the Corporation: (a) on the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the Corporation on or after the record date: or (6) if no such record date shall have been fixed, then at the time of such meeting.
Section 10 — Action Without Meeting. Any action which may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting of the shareholders held for such purpose. Such writing or writings shall be filed with or entered upon the records of the Corporation.
ARTICLE III
Directors
Section 1 — Number of Directors. The number of Directors constituting the entire Board shall not be less than three (3) nor more than twenty-five (25), the exact number of Directors to be determined from time to time by a majority vote of the whole Board of Directors of the Corporation, or by a vote of stockholders owning at least 80% of the total outstanding shares of the Corporation’s common stock at an annual meeting or special meeting called for such purpose, and such exact number shall be eleven (11) until otherwise so determined; provided, however, that any increase or decrease in the number of Directors resulting from an action by a majority of the whole Board as herein provided for, shall be subject to a limitation of two (2) persons in any one calendar year.
Section 2 — Election and Term of Directors. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, with the term of office of one class expiring each year. No decrease in the number of Directors shall shorten the term of any incumbent Director. At each annual meeting of stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.
The term of a Director shall end, and they shall be required to resign in the month they reach the age of seventy-five (75).
Section 3 — Nominations. Nominations of persons for election to the Board of the Corporation at a meeting of the Shareholders may be made by or at the direction of the Board of Directors or may be made at a meeting of Shareholders by any Shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 3 of Article Ill. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice shall be delivered to or mailed and received at the principal office of the Corporation not less than ninety (90) days prior to the meeting. Such Shareholder’s notice to the Secretary shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the persons, (ii) the principal occupation or employment of the person, and (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (b) as to the Shareholder giving the notice (i) the name and record address of the Shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the Shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the Shareholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and the defective nomination shall be disregarded.
Section 4 — Vacancies. In case of any vacancy in the Board of Directors, through death, resignation, disqualification, newly created directorships resulting from an increase in the number of Directors then in office, or other cause, the remaining Directors, by an affirmative vote of a majority thereof, although less than a quorum, may elect a successor to hold office for the unexpired portion of the term of the Director whose place is vacant until the election and qualification of his successor.
Section 5 — Removal. M. Subject to the rights of the holders of any series of Preferred Shares then outstanding, directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of the outstanding Shares entitled to vote generally in the election of directors, voting together as a single class. Directors may also be removed by action of the Board of Directors for the reasons provided by the Ohio Revised Code.
For the purposes of this Section, “cause” shall mean: (i) declaration of unsound mind by order of court; (ii) conviction of a felony or misdemeanor involving moral turpitude; (iii) a final judgment by a court of competent jurisdiction that the director committed a gross dereliction of his or her duties as a director which resulted in material injury to the Corporation; (iv) a final judgment by a court of competent jurisdiction that the director willfully violated any banking law, rule, regulation or final cease-and-desist order entered by federal or state banking regulators; or (v) a final judgment by a court of competent jurisdiction that the director engaged in intentional misconduct or a knowing violation of law, and that such misconduct or violation resulted in both material injury to the Corporation and an improper substantial personal benefit.
ARTICLE IV
Powers. Meeting, and Compensation of Directors
Section 1 — Meetings of the Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholder’s meeting at which directors are elected, or within sixty (60) days thereafter, and notice of such meeting need not be given.
The Board of Directors may, by bylaws or resolution, provide for other meetings of the Board.

Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors, President, Executive Vice President (if one is appointed and serving at such time), Senior Vice President (if one is appointed and serving at such time), or any two (2) members of the Board.
Notice of any special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be given personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegraph, cable, radio, wireless, or telephonic communication whether before or after such meeting is held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat.
Meetings of the Board shall be held at the office of the Corporation, or at such other place, within or without the State of Ohio, as the Board may determine from time to time and as may be specified in the notice thereof. Meetings of the Board of Directors may also be held by the utilization of simultaneous telephonic communications linking all directors present at such meetings, and all such business conducted via such telephonic communication shall be considered legally enforceable by the Corporation.
Section 2 — Quorum. A majority of the Board of Directors serving in such capacity shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.
Section 3 — Action without Meeting. Any action may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.
Section 4 — Compensation. The directors shall receive compensation for their services in an amount fixed by resolution of the Board of Directors.
Section 5 — Bylaws. For the government of its actions, the Board of Directors may adopt bylaws consistent with the Articles of Incorporation and these Regulations.
ARTICLE V
Committees
The Board of Directors may by resolution provide such standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in such committees may be filled by the Board of Directors.

ARTICLE VI
Officers
Section 1 — General Provisions. The Board of Directors shall elect a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary and Treasurer, and, in its discretion, a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. If no such Chairman of the Board is elected by the Board of Directors, the President of the Corporation shall act as presiding officer of the Corporation. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The President and the Chairman of the Board shall be, but the other officers need not be, chosen from among the members of the Board of Directors.
Section 2 — Terms of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, until the reorganization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified.
A vacancy in any office, however created, may be filled by the Board of Directors.
ARTICLE VII
Duties of Officers
Section 1 — Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors or by law.
Section 2 — Vice Chairman of the Board. The Vice Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and the Board of Directors, in the absence of the Chairman of the Board. The Vice Chairman shall have such powers and duties as may be prescribed by the Board of Directors, or prescribed by the Chairman of the Board, or by law.
Section 3 — President. The President shall be the chief executive officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. In the absence of or if a Chairman of the Board shall not have been elected or a Vice Chairman shall not have been elected, the President shall preside at meetings of the shareholders and Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature; and shall have all the powers and duties prescribed by law and such others as the Board of Directors may from time to time assign to him.
Section 4 — Vice Presidents. The Vice Presidents shall perform such duties as are conferred upon them by these regulations or as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the Corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinated with like authority of the President. Any one or more of the Vice Presidents may be designated as an “Executive Vice President” or a “Senior Vice President.”

Section 5 — The Secretary. The Secretary shall issue notices of all meetings for which notice shall be required to be given, shall keep the minutes of all meetings, shall have charge of the corporate seal, if any, and corporate record books, shall cause to be prepared for each meeting of shareholders the list of shareholders entitled to vote thereat, and shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee or the President.
Section 6 — The Treasurer. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep adequate and correct accounts of the Corporation’s business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer in such depositories as the Board of Directors may from time to time designate. The Treasurer shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee or the President.
Section 7 — Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors and perform such duties as the Board of Directors may prescribe.
The Board of Directors may, from time to time, authorize any officers to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.
Section 8 — Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.
ARTICLE VIII
Certificates for Shares
Section 1 — Form and Execution. Certificates for shares shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Secretary of the Corporation, which certificates shall certify the number and class of shares held by the shareholder in the Corporation, but no certificates for shares shall be delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be a facsimile, or engraved, stamped or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

Such certificate for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfers of shares shall be entered upon the records of the Corporation until the previous certificates, if any, given for the same shall have been surrendered and canceled.
Section 2 — Lost, Mutilated or Destroyed Certificates. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof, upon such terms and conditions as it may deem advisable. The Board of Directors in its discretion may refuse to issue such new certificates until the Corporation has been indemnified by a final order or decree of a court of competent jurisdiction and may, in its sole discretion, require a bond prior to issuance of any such new certificate.
ARTICLE IX
Fiscal Year
The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.
ARTICLE X
Amendments
Section 1 — These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation.
Section 2 — Notwithstanding the provisions of Article X, Section 1 hereof and notwithstanding the fact that a lesser percentage may be specified by law or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Article 111, Sections 1, 2, 3 or 5 or this Article X, of these Regulations shall require the affirmative vote of the holders of shares entitling them to exercise at least eighty (80%) percent of the voting power of the Corporation, unless such amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds of the members of the Board of Directors of the Corporation then in office, in which event the provisions of Article X, Section 1 hereof shall apply.

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 18 full-service branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.
Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.
The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2009 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.
Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the “Bank”). Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.
The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.